Exhibit 16.1

Webb & Company, P.A.

Certified Public Accountants

August 24, 2005

NetWorth Technologies, Inc.
Mr. Anthony Joffe
6499 NW 9th Avenue, Suite 304
Fort Lauderdale, FL 33309

This is to confirm that the client-auditor relationship between NetWorth Technologies, Inc. (Commission File No. 000-27842) and Webb & Company, P.A. has ceased.

Regards,

Webb & Company, P.A.

Webb & Company, P.A.

cc: Office of the Chief Accountant
SECPS Letter File
Mail stop 9-5
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549